NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FOR RELEASE: 4:00 PM (Eastern) October 23, 2014

CONMED Corporation Announces Third Quarter 2014 Financial Results

- Sales of $175.0 Million

- Diluted earnings per share (GAAP) $0.07

- Adjusted EPS of $0.44, growth of 10%

- Company reaffirms guidance

Utica, New York, October 23, 2014 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Financial Highlights:

•	Sales of $175.0 million decreased 2.4% as reported versus the prior year period.

•	Diluted earnings per share (GAAP) were $0.07, compared to $0.20 in the third quarter of 2013 and were affected by special items as described below.

•	Adjusted diluted earnings per share of $0.44 increased 10% compared to $0.40 in the prior year period.

•	Gross profit margin on a GAAP basis grew 190 basis points to 55.1%. Excluding restructuring costs, adjusted gross profit margin expanded to 55.9% from 55.1% reflecting the continued benefit from the manufacturing consolidation efforts.

“We are pleased with our results for the quarter, which keep us on track to deliver on our full year revised revenue and earnings commitments. 2014 has been a challenging year in which CONMED has undergone some significant changes. We are working diligently to enhance fundamental strengths of our business to reestablish top line growth while continuing to deliver leveraged earnings growth,” commented Curt R. Hartman, Interim Chief Executive Officer. “We thank our shareholders and employees alike who have shared important ideas focused on value creation for all CONMED stakeholders.”

Nine-Month 2014 Financial Highlights:

•	Sales of $545.1 million decreased 2.5% over the prior year period on a reported basis.

•	Diluted earnings per share (GAAP) were $0.75, compared to $0.91 and were affected by special items as described below.

•	Adjusted diluted earnings per share of $1.39 increased 8.6% compared to $1.28 in the prior year period.

CONMED News Release Continued	Page 2 of 12	October 23, 2014

•	Gross profit margin on a GAAP basis grew 120 basis points to 55.0%. Excluding restructuring costs, adjusted gross margin expanded to 55.7% from 55.0% reflecting the continued benefit from the manufacturing consolidation efforts.

Sales Analysis

For the quarter ended September 2014 domestic sales, (49.7% of total sales) and international sales (50.3% of total sales), each declined 2.4% compared to the third quarter of 2013 on a reported basis. The sales decline in the United States was caused by reduced orthopedic and visualization device revenues. Outside the United States, the decline was caused primarily by reduced export sales to Latin American distributors offset to some degree by sales increases by our European subsidiaries. Changes in foreign currency exchange rates including the effects of the FX hedging program had an immaterial impact on sales in the third quarter of 2014 compared to sales in the third quarter of 2013.

Earnings Analysis

Earnings on a GAAP basis for the September 2014 quarter were significantly affected by costs associated with executive management changes and shareholder activism activities. Adjusting for these special items and others as indicated on the following reconciliation, adjusted net income and EPS increased over the same period of 2013 due to a higher gross margin percentage, and lower selling, general and administrative costs. The income tax rate on adjusted earnings was similar in both periods and equal to 27.7% in the 2014 third quarter compared to 27.4% in the 2013 third quarter.

2014 Outlook

Based on the third quarter results, the Company affirms the previously provided 2014 annual revenue forecast to be in a range of $735 - $745 million, representing a decline of 2.3% to 3.6%. Further, we affirm the 2014 projected annual adjusted diluted net earnings per share guidance to be $1.85 - $1.95, representing an increase of 2.2% to 7.7% over 2013.

The adjusted estimates for the full year 2014 exclude the cost of special items such as restructuring, shareholder activism, and charges related to senior management changes expected to be incurred in 2014. Details of these items through September 2014 are provided in the summary table attached.

CEO Search Update

The CEO Search Committee of the Board of Directors has retained an outside executive search firm and is conducting interviews of potential candidates. Mark Tryniski, Chairman of the Board and the Search Committee stated, “Our search for a permanent CEO is well underway. Both the Committee and the Board are pleased with the progress being made and we are committed to identifying a permanent CEO as expeditiously as possible.”

Special Charges

As reconciled on the following schedule, during the third quarter and first nine-months of 2014, the Company continued the on-going consolidation of certain administrative functions and manufacturing activities. Also incurred were costs due to shareholder activism, changes in senior management, litigation and settlement costs associated with patent and legal disputes, the write-off of New York State tax credits eliminated due to a legislative change, and other costs. Expenses associated with these activities, including severance and relocation costs, amounted to $10.2 million, net of tax, in the third quarter of 2014 and $17.8 million, net of tax, for the first nine months of 2014. These charges are included in the GAAP earnings per share set forth above and are excluded from the adjusted results. For the remainder of 2014, the Company presently anticipates incurring additional pre-tax restructuring and other special costs of $4.0 – $5.0 million for matters currently in process.

CONMED News Release Continued	Page 3 of 12	October 23, 2014

Use of Non-GAAP Financial Measures

Management has disclosed adjusted financial measurements in this press announcement that present financial information that is not in accordance with generally accepted accounting principles. These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies. Adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share measure the income of the Company excluding credits or charges that are considered by management to be outside of the normal on-going operations of the Company. Management uses and presents adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of special items should be eliminated from on-going operating activities. These adjustments for special items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations. Management uses adjusted net income, adjusted operating income, adjusted gross margin and adjusted earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis. Further, the presentation of EBITDA and adjusted EBITDA are non-GAAP measurements that management considers useful for measuring aspects of the Company’s cash flow. Adjusted financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Conference Call

The Company will conduct a conference call and webcast regarding its third quarter 2014 financial results at 4:30 p.m. Eastern Time on Thursday, October 23, 2014. To participate in the conference call, dial 877-703-6103 in the United States, or 857-244-7302 from other locations, and provide passcode 30221985. The webcast can be accessed from CONMED’s web site at www.conmed.com. Replays of the call will be made available through November 30, 2014.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute over 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; (viii) the risk of a lack of allograft tissues due to reduced donations of such tissues or due to tissues not meeting the appropriate high standards for screening and/or processing of such tissues; and/or (ix) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 12	October 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2014	2013	2014

Net sales	$179,255	$174,961	$559,262	$545,052

Cost of sales	80,570	77,099	251,751	241,274
Cost of sales, other – Note A	3,261	1,448	6,489	3,754

Gross profit	95,424	96,414	301,022	300,024

Selling and administrative expense	73,476	71,237	228,375	219,081
Research and development	7,108	6,910	19,393	20,674
Medical device excise tax	1,427	1,334	4,413	4,052
Other expense – Note B	4,608	14,484	8,514	20,520
	86,619	93,965	260,695	264,327

Income from operations	8,805	2,449	40,327	35,697

Loss on early extinguishment of debt	—	—	263	—

Interest expense	1,382	1,540	4,131	4,572

Income before income taxes	7,423	909	35,933	31,125

Provision (benefit) for income taxes	1,736	(1,063)	10,221	10,272

Net income	$5,687	$1,972	$25,712	$20,853

Per share data:
Net income
Basic	$0.21	$0.07	$0.93	$0.76
Diluted	0.20	0.07	0.91	0.75

Weighted average common shares
Basic	27,518	27,454	27,744	27,354
Diluted	27,834	27,688	28,111	27,777

Note A – Included in cost of sales, other in the three and nine months ended September 30, 2013 and 2014 are costs related to the consolidation of our production facilities. Also included in the three and nine months ended September 30, 2013 are costs associated with the termination of a product offering. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

Note B – Other expense in the three and nine months ended September 30, 2013 and 2014 includes a number of adjusted charges. Refer to the Reconciliation of Reported Net Income to Adjusted Net Income for further details.

CONMED News Release Continued	Page 5 of 12	October 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

(unaudited)

ASSETS
	December 31,	September 30,
	2013	2014
Current assets:
Cash and cash equivalents	$54,443	$64,614
Accounts receivable, net	140,426	123,327
Inventories	143,211	162,099
Income taxes receivable	3,805	4,826
Deferred income taxes	13,202	10,831
Prepaid expenses and other current assets	17,045	19,677
Total current assets	372,132	385,374

Property, plant and equipment, net	138,985	135,825
Deferred income taxes	1,183	1,069
Goodwill	248,428	256,217
Other intangible assets, net	319,440	319,176
Other assets	10,340	11,854
Total assets	$1,090,508	$1,109,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1,140	$1,187
Other current liabilities	110,125	120,568
Total current liabilities	111,265	121,755

Long-term debt	214,435	246,830
Deferred income taxes	113,199	115,520
Other long-term liabilities	45,290	32,692
Total liabilities	484,189	516,797

Shareholders’ equity:
Capital accounts	228,002	213,826
Retained earnings	395,889	400,316
Accumulated other comprehensive loss	(17,572)	(21,424)
Total equity	606,319	592,718

Total liabilities and shareholders’ equity	$1,090,508	$1,109,515

CONMED News Release Continued	Page 6 of 12	October 23, 2014

CONMED CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine months ended
	September 30,
	2013	2014
Cash flows from operating activities:
Net income	$25,712	$20,853
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	35,541	34,020
Stock-based compensation	4,102	7,691
Loss on early extinguishment of debt	263	—
Deferred income taxes	6,802	(1,121)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	8,811	13,699
Inventories	(5,581)	(30,023)
Accounts payable	2,019	1,812
Income taxes receivable (payable)	(3,262)	891
Accrued compensation and benefits	(7,352)	(2,507)
Other assets	(2,636)	375
Other liabilities	(10,781)	(6,161)
Net cash provided by operating activities	53,638	39,529

Cash flow from investing activities:
Payments related to a business acquisition	—	(1,245)
Purchases of property, plant, and equipment	(13,552)	(12,250)
Net cash used in investing activities	(13,552)	(13,495)

Cash flow from financing activities:
Payments on debt	(742)	(558)
Proceeds of debt	64,000	33,000
Payments related to distribution agreement	(34,000)	(16,667)
Dividends paid on common stock	(12,568)	(16,455)
Payments related to issuance of debt	(1,725)	—
Net proceeds from common stock issued under employee plans	13,027	1,716
Repurchase of common stock	(44,729)	(16,862)
Other, net	2,975	3,220
Net cash used in financing activities	(13,762)	(12,606)

Effect of exchange rate change
on cash and cash equivalents	(213)	(3,257)

Net increase in cash and cash equivalents	26,111	10,171

Cash and cash equivalents at beginning of period	23,720	54,443

Cash and cash equivalents at end of period	$49,831	$64,614

CONMED News Release Continued	Page 7 of 12	October 23, 2014

CONMED CORPORATION

Sales Summary

(In millions)

	Three Months Ended September 30,

				Constant
				Currency
	2013	2014	Growth	Growth

Orthopedic surgery	$95.6	$92.8	-2.9%	-3.2%
General surgery	69.9	69.7	-0.3%	-0.3%
Surgical visualization	13.8	12.5	-9.4%	-9.4%
	$179.3	$175.0	-2.4%	-2.6%

Single-use products	$145.9	$142.4	-2.4%	-2.5%
Capital products	33.4	32.6	-2.4%	-2.7%
	$179.3	$175.0	-2.4%	-2.6%

	Nine Months Ended September 30,

				Constant
				Currency
	2013	2014	Growth	Growth

Orthopedic surgery	$302.4	$301.1	-0.4%	-0.1%
General surgery	210.0	203.9	-2.9%	-2.6%
Surgical visualization	46.9	40.1	-14.5%	-14.7%
	$559.3	$545.1	-2.5%	-2.3%

Single-use products	$447.5	$439.0	-1.9%	-1.6%
Capital products	111.8	106.1	-5.1%	-5.0%
	$559.3	$545.1	-2.5%	-2.3%

CONMED News Release Continued	Page 8 of 12	October 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Three Months Ended September 30, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014

Reported net income	$5,687	$1,972

Costs associated with termination of a product offering	2,137	—

Facility consolidation costs included in cost of sales	1,124	1,448

Total cost of sales	3,261	1,448

Administrative consolidation costs	3,133	648

Patent dispute and other matters	1,475	39

Shareholder activism costs	—	2,441

Management restructuring costs	—	11,022

Business acquisition costs	—	334

Total other expense	4,608	14,484

Adjusted expense before income taxes	7,869	15,932

Provision (benefit) for income taxes on adjusted expenses	(2,459)	(5,736)

Adjusted net income	$11,097	$12,168

Per share data:

Reported net income
Basic	$0.21	$0.07
Diluted	0.20	0.07

Net income before adjusted items
Basic	$0.40	$0.44
Diluted	0.40	0.44

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 9 of 12	October 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

Nine Months Ended September 30, 2013 and 2014

(In thousands except per share amounts)

(unaudited)

	2013	2014

Reported net income	$25,712	$20,853

Costs associated with termination of a product offering	2,137	—

Facility consolidation costs included in cost of sales	4,352	3,754

Total cost of sales	6,489	3,754

Administrative consolidation costs	6,303	1,855

Patent dispute & settlement costs, and other matters	2,211	3,233

Shareholder activism costs	—	3,966

Management restructuring costs	—	11,022

Business acquisition costs	—	444

Total other expense	8,514	20,520

Loss on early extinguishment of debt	263	—

Adjusted expense before income taxes	15,266	24,274

Provision (benefit) for income taxes on adjusted expenses	(5,122)	(8,739)

New York State corporate tax reform	—	2,258

Adjusted net income	$35,856	$38,646

Per share data:

Reported net income
Basic	$0.93	$0.76
Diluted	0.91	0.75

Net income before adjusted items
Basic	$1.29	$1.41
Diluted	1.28	1.39

Management has provided the above reconciliation of net income to adjusted net income as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 10 of 12	October 23, 2014

CONMED CORPORATION

RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2014	2013	2014

Net sales	$179,255	$174,961	$559,262	$545,052

Cost of sales, total	83,831	78,547	258,240	245,028

Gross profit	95,424	96,414	301,022	300,024

Add: Cost of sales, other	3,261	1,448	6,489	3,754

Adjusted gross profit	$98,685	$97,862	$307,511	$303,778

Gross margin:
Reported	53.2%	55.1%	53.8%	55.0%

Adjusted	55.1%	55.9%	55.0%	55.7%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 11 of 12	October 23, 2014

CONMED CORPORATION

RECONCILIATION OF INCOME FROM OPERATIONS TO ADJUSTED

INCOME FROM OPERATIONS

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2014	2013	2014

Reported income from operations	$8,805	$2,449	$40,327	$35,697

Costs associated with termination of a product offering included in cost of sales	2,137	—	2,137	—

Facility consolidation costs included in cost of sales	1,124	1,448	4,352	3,754

Administrative consolidation costs included in other expense	3,133	648	6,303	1,855

Patent dispute & settlement costs, and other matters included in other expense	1,475	39	2,211	3,233

Shareholder activism costs included in other expense	—	2,441	—	3,966

Management restructuring costs included in other expense	—	11,022	—	11,022

Costs associated with a business acquisition included in other expense	—	334	—	444

Adjusted income from operations	$16,674	$18,381	$55,330	$59,971

Operating Margin
Reported	4.9%	1.4%	7.2%	6.5%

Adjusted	9.3%	10.5%	9.9%	11.0%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.

CONMED News Release Continued	Page 12 of 12	October 23, 2014

CONMED CORPORATION

RECONCILIATION OF REPORTED NET INCOME TO EBITDA & ADJUSTED EBITDA

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2014	2013	2014

Net income	$5,687	$1,972	$25,712	$20,853

Provision (benefit) for income taxes	1,736	(1,063)	10,221	10,272

Interest expense	1,382	1,540	4,131	4,572

Loss on early extinguishment of debt	—	—	263	—

Depreciation	4,533	5,229	13,701	14,702

Amortization	7,046	6,341	21,427	18,880

EBITDA	$20,384	$14,019	$75,455	$69,279

Stock-based compensation	1,606	1,646	4,102	4,164

Costs associated with termination of a product offering included in cost of sales	2,137	—	2,137	—

Facility consolidation costs included in cost of sales	1,124	1,448	4,352	3,754

Administrative consolidation costs included in other expense	3,133	648	6,303	1,855

Patent dispute & settlement costs, and other matters included in other expense	1,475	39	2,211	3,233

Shareholder activism costs included in other expense	—	2,441	—	3,966

Management restructuring costs included in other expense	—	11,022	—	11,022

Costs associated with a business acquisition included in other expense	—	334	—	444

Adjusted EBITDA	$29,859	$31,597	$94,560	$97,717

EBITDA Margin
EBITDA	11.4%	8.0%	13.5%	12.7%

Adjusted EBITDA	16.7%	18.1%	16.9%	17.9%

Management has provided the above reconciliation as an additional measure that investors can use to compare financial results between reporting periods. Management believes this reconciliation provides a useful presentation of financial measures as discussed in the section “Use of Non-GAAP Financial Measures” above.